Exhibit 99.2

The Allstate Corporation
Allstate Protection Impact of Net Rate Changes Implemented on Premiums Written

	For the month ended April 30, 2023			Quarter-to-date ended April 30, 2023		
	Number of locations [2]	Total brand (%) [3] [4]	Location specific (%) [5]	Number of locations [2]	Total brand (%) [3] [4]	Location specific (%) [5]
Allstate brand						
Auto	13	1.6 [1]	8.6	13	1.6 [1]	8.6
National General						
Auto	11	1.5	8.4	11	1.5	8.4

	Three months ended March 31, 2023			Three months ended December 31, 2022		
	Number of locations [2]	Total brand (%) [3] [4]	Location specific (%) [5]	Number of locations [1]	Total brand (%) [3] [4]	Location specific (%) [5]
Allstate brand						
Auto	28	1.7	8.4	38	6.1	11.2
National General						
Auto	28	1.9	5.6	26	4.3	8.5

(1) Includes California rate increase of 6.9% that will be effective in June 2023.

(2) Refers to the number of U.S. states, the District of Columbia or Canadian provinces where rate changes have been implemented. Allstate brand operates in 50 states, the District of Columbia, and 5 Canadian provinces. National General operates in 50 states and the District of Columbia.

(3) Represents the impact in the locations where rate changes were implemented during the period as a percentage of total brand prior year-end premiums written.

(4) Allstate brand implemented auto insurance rate increases totaled $408 million in the month ended April 30, 2023, after implementing $454 million and $1.48 billion of rate increases in the first quarter of 2023 and fourth quarter of 2022, respectively.

(5) Represents the impact in the locations where rate changes were implemented during the period as a percentage of its respective total prior year-end premiums written in those same locations.